NEWS www.twitter.com/ford www.facebook.com/ford www.instagram.com/ford www.medium.com/@ford Ford’s Q4, Full-Year Results in Europe, China Sharply Improve; Strategic Actions in 2019 Position Company for Long-Term Success • Full-year operating cash flow up, adjusted free cash flow flat • Automotive EBIT for 2019 declined; benefits of Global Redesign and Fitness initiatives evident in lower Automotive structural costs and other underlying operating improvements • Product mix and net pricing strong in most regions, led by North America, with a sharper focus on franchise strengths, especially trucks, SUVs and commercial vehicles • Extensive new-product introductions, featuring electric commercial and passenger vehicles, and investments in smart-vehicle capabilities continuing through and beyond 2020 • For full-year 2020, Ford expects adjusted free cash flow of $2.4 billion to $3.4 billion, and adjusted EBIT of $5.6 billion to $6.6 billion DEARBORN, Mich., Feb. 4, 2020 – Ford Motor Company today announced its fourth-quarter and full-year 2019 financial results, closing a year of strategic milestones in the company’s ongoing, large-scale transformation. Company Key Metrics Summary 1

Fourth-quarter adjusted free cash flow was $498 million, down 67 percent. The company reported a Q4 net loss of $1.7 billion, or negative 42 cents per share, which includes a previously disclosed $2.2 billion pension and OPEB remeasurement loss. Adjusted earnings before interest and taxes (EBIT) were $485 million, down 67 percent, with improved results in China and Europe more than offset by a decline in North America. Revenue was $39.7 billion, down 5 percent. Ford’s Automotive EBIT for the quarter was $215 million, 81 percent lower. Gains in net pricing and product mix, particularly in North America, were more than offset by lower launch-related volumes; higher costs for new products; unfavorable currency exchange; and UAW contract- related costs. For full-year 2019 , Ford’s adjusted free cash flow was $2.8 billion, flat compared to 2018. Revenue was $155.9 billion, down 3 percent. Adjusted EBIT was $6.4 billion and adjusted EPS was $1.19. Ford Credit had an exceptional year, posting its best results in nine years, with $3 billion in earnings before taxes. “We made great strategic progress this past year with a fundamental redesign of Ford that is setting us up to compete and win in this emerging era of Smart Vehicles for a Smart World – with great products, services and long-term value,” said Jim Hackett, Ford president and chief executive officer. ”Financially, the company’s 2019 performance was short of our original expectations, mostly because our operational execution – which we usually do very well – wasn’t nearly good enough. We recognize, take accountability for and have made changes because of this.” Among 2019 strategic highlights were the November reveal of the Mustang Mach-E, an exciting, zero-emissions battery-electric vehicle that will be digitally connected, enabling constant improvement through real-time over-the-air updates. Additionally, Ford entered strategic agreements and partnerships around the world – with VW, Rivian and Mahindra -- to complement and accelerate its own capabilities in autonomous and electric vehicles and in emerging and emerged markets. Operationally, Global Redesign actions during 2019 included decisive moves to both reinforce strengths and address underperforming parts of the businesses. As examples: • Europe generated $21 million in EBIT in Q4 – versus a loss of $199 million a year ago – and improved to nearly break-even for the full year. The business refocused its resources on three product segments: commercial vehicles, selected passenger vehicles and iconic nameplates, such as Mustang. At the same time, the business became more efficient, announcing plans to close or sell six manufacturing plants and eliminate 12,000 positions across the region. • Ford’s fourth-quarter operating loss in China was 61 percent smaller than in the same year-ago period, thanks to lower structural costs. This was the fourth straight quarter of year-over-year improvement in China. • In South America , Ford exited production of heavy trucks and discontinued unprofitable sedan models, closing a plant in São Bernardo. The company’s regional workforce today is more than 40 percent smaller than three years ago. 2

At the same time, Ford carried out key parts of perhaps the most ambitious vehicle renewal in its history. By the end of 2019, 40 percent of Ford’s global product portfolio was new since the end of 2017, a rate expected to reach 90 percent by 2022. Among products introduced in 2019 were new versions of the Ford Explorer, Escape and Super Duty, and Lincoln Aviator and Corsair, in North America; Ford Puma and two-tonne Transit in Europe; and first-ever battery-electric vehicle in China, a version of the Ford Territory. Production of all of these vehicles will fully ramp up during 2020. In addition to Mustang Mach-E, refreshed or all-new vehicle launches planned for 2020 – in North America, representing 40 percent of Ford’s current volumes – include: • F-150, featuring a first-ever hybrid-electric version • A small off-road utility vehicle • The first of 30 market-specific Ford and Lincoln vehicles in China – 10 of which will be electric – over the next three years, and • Electrified versions of the Lincoln Corsair and Ford Escape/Kuga. “Enhancing customer experience and improving operating rigor are persistent priorities for us,” said Tim Stone, Ford’s chief financial officer. “We have abundant opportunities in both areas.” Regional Highlights Q4 FULL YEAR 3

Outlook

According to Ford, it is too early to estimate implications of the coronavirus outbreak on its business. Excluding any possible effects from the issue, for full-year 2020, the company anticipates:

- Adjusted free cash flow of $2.4 billion to $3.4 billion
- Adjusted EBIT of $5.6 billion to $6.6 billion, which assumes at least nominal growth in the Automotive business, offset by lower EBT from Ford Credit and modestly higher investment in Mobility
- An adjusted effective tax rate in the mid-to-high teens, producing an adjusted EPS of 94 cents to $1.20 per share
- Capital expenditures of $6.8 billion to $7.3 billion – as much as $800 million below the level of 2019, reflecting benefits from the company's fitness initiatives
- Funded pension contributions of $600 million to $800 million, and
- Regular quarterly dividends of 15 cents per share, subject to board approval each quarter.

In the first quarter, Ford expects adjusted EBIT to be down more than $1.1 billion from Q1 2019 as a result of the continuation of higher warranty costs seen during the second half of 2019, lower vehicle volumes, lower results from Ford Credit, and higher investment in Mobility. The company expects its Q1 adjusted effective tax rate to be at the high end of its full-year guidance range.

Ford's guidance assumes no material change in the current economic environment, including commodities, foreign exchange and tariffs. Actual results could differ materially from guidance due to risks, uncertainties and other factors, including those detailed in the company's Cautionary Note on Forward Looking Statements.

The company will report first-quarter 2020 financial results on April 28. Ford said it will announce the date of each subsequent earnings release in conjunction with results for current quarter.

# # #

About Ford Motor Company

Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected services. Ford employs approximately 190,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com.

Contact(s):	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Brad Carroll 1.313.317.7197 bcarro37@ford.com	Lynn Antipas Tyson 1.313.621.2902 ltyson4@ford.com	Karen Rocoff 1.313.621.0965 krocoff@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

4

Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term competitiveness depends on the successful execution of fitness actions; • Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including Brexit; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man- made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, and other regulations that may change in the future; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our 2018 Form 10-K Report, as updated by subsequent filings with the United States Securities and Exchange Commission. 5

Conference Call Details Ford Motor Company (NYSE:F) and Ford Motor Credit Company will release their 2019 fourth-quarter and full-year financial results at 4:05 p.m. ET on Tuesday, Feb. 4. Following the release, Jim Hackett, Ford president and chief executive officer; Tim Stone, Ford chief financial officer; and members of Ford’s senior management team will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford Earnings Call: 5:00 p.m. ET, Tuesday, Feb. 4 Toll-Free: 1.877.870.8664 International: 1.970.297.2423 Passcode: Ford Earnings Web: www.shareholder.ford.com REPLAY (Available after 8:00 p.m. ET on Feb. 4 through Feb. 10) Web: www.shareholder.ford.com Toll-Free: 1.855.859.2056 International: 1.404.537.3406 Replay Passcode: 6845877 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the Feb. 4, 2020, conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes. 6

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the years ended December 31, 2017 2018 2019 (unaudited) Cash flows from operating activities Net income $ 7,757 $ 3,695 $ 84 Depreciation and tooling amortization 9,241 9,385 9,689 Other amortization (669) (972) (1,199) Held-for-sale impairment charges — — 804 Provision for credit and insurance losses 598 504 413 Pension and other postretirement employee benefits (“OPEB”) expense/(income) (608) 400 2,625 Equity investment dividends received in excess of (earnings)/losses 240 206 203 Foreign currency adjustments (403) 529 (54) Net (gain)/loss on changes in investments in affiliates (7) (42) (29) Stock compensation 246 191 228 Provision for deferred income taxes (350) (197) (1,370) Decrease/(Increase) in finance receivables (wholesale and other) (836) (2,408) 1,554 Decrease/(Increase) in accounts receivable and other assets (2,297) (2,239) (816) Decrease/(Increase) in inventory (970) (828) 206 Increase/(Decrease) in accounts payable and accrued and other liabilities 6,089 6,781 5,260 Other 65 17 41 Net cash provided by/(used in) operating activities 18,096 15,022 17,639 Cash flows from investing activities Capital spending (7,049) (7,785) (7,632) Acquisitions of finance receivables and operating leases (59,354) (62,924) (55,576) Collections of finance receivables and operating leases 44,641 50,880 50,182 Purchases of marketable securities and other investments (27,567) (17,140) (17,472) Sales and maturities of marketable and other investments 29,898 20,527 16,929 Settlements of derivatives 100 358 (114) Other (29) (177) (38) Net cash provided by/(used in) investing activities (19,360) (16,261) (13,721) Cash flows from financing activities Cash payments for dividends and dividend equivalents (2,584) (2,905) (2,389) Purchases of common stock (131) (164) (237) Net changes in short-term debt 1,229 (2,819) (1,384) Proceeds from issuance of long-term debt 45,801 50,130 47,604 Principal payments on long-term debt (40,770) (44,172) (46,497) Other (151) (192) (226) Net cash provided by/(used in) financing activities 3,394 (122) (3,129) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 489 (370) 45 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 2,619 $ (1,731) $ 834 Cash, cash equivalents, and restricted cash at beginning of period $ 16,019 $ 18,638 $ 16,907 Net increase/(decrease) in cash, cash equivalents, and restricted cash 2,619 (1,731) 834 Cash, cash equivalents, and restricted cash at end of period $ 18,638 $ 16,907 $ 17,741 7

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT (in millions, except per share amounts) For the years ended December 31, 2017 2018 2019 (unaudited) Revenues Automotive $ 145,653 $ 148,294 $ 143,599 Ford Credit 11,113 12,018 12,260 Mobility 10 26 41 Total revenues 156,776 160,338 155,900 Costs and expenses Cost of sales 131,321 136,269 134,693 Selling, administrative, and other expenses 11,527 11,403 11,161 Ford Credit interest, operating, and other expenses 9,047 9,463 9,472 Total costs and expenses 151,895 157,135 155,326 Operating income 4,881 3,203 574 Interest expense on Automotive debt 1,133 1,171 963 Interest expense on Other debt 57 57 57 Other income/(loss), net 3,267 2,247 (226) Equity in net income of affiliated companies 1,201 123 32 Income/(Loss) before income taxes 8,159 4,345 (640) Provision for/(Benefit from) income taxes 402 650 (724) Net income 7,757 3,695 84 Less: Income attributable to noncontrolling interests 26 18 37 Net income attributable to Ford Motor Company $ 7,731 $ 3,677 $ 47 EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income $ 1.94 $ 0.93 $ 0.01 Diluted income 1.93 0.92 0.01 Weighted-average shares used in computation of earnings per share Basic shares 3,975 3,974 3,972 Diluted shares 3,998 3,998 4,004 8

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, December 31, 2018 2019 (unaudited) ASSETS Cash and cash equivalents $ 16,718 $ 17,504 Marketable securities 17,233 17,147 Ford Credit finance receivables, net 54,353 53,651 Trade and other receivables, less allowances of $94 and $63 11,195 9,237 Inventories 11,220 10,786 Assets held for sale — 2,383 Other assets 3,930 3,339 Total current assets 114,649 114,047 Ford Credit finance receivables, net 55,544 53,703 Net investment in operating leases 29,119 29,230 Net property 36,178 36,469 Equity in net assets of affiliated companies 2,709 2,519 Deferred income taxes 10,412 11,863 Other assets 7,929 10,706 Total assets $ 256,540 $ 258,537 LIABILITIES Payables $ 21,520 $ 20,673 Other liabilities and deferred revenue 20,556 22,987 Automotive debt payable within one year 2,314 1,445 Ford Credit debt payable within one year 51,179 52,371 Other debt payable within one year — 130 Liabilities held for sale — 526 Total current liabilities 95,569 98,132 Other liabilities and deferred revenue 23,588 25,324 Automotive long-term debt 11,233 13,233 Ford Credit long-term debt 88,887 87,658 Other long-term debt 600 470 Deferred income taxes 597 490 Total liabilities 220,474 225,307 Redeemable noncontrolling interest 100 — EQUITY Common Stock, par value $.01 per share (4,011 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,006 22,165 Retained earnings 22,668 20,320 Accumulated other comprehensive income/(loss) (7,366) (7,728) Treasury stock (1,417) (1,613) Total equity attributable to Ford Motor Company 35,932 33,185 Equity attributable to noncontrolling interests 34 45 Total equity 35,966 33,230 Total liabilities and equity $ 256,540 $ 258,537 9

2019 SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the Year Ended December 31, 2019			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ (2,144)	$ 2,228	$ —	$ 84
Depreciation and tooling amortization	6,023	3,666	—	9,689
Other amortization	48	(1,247)	—	(1,199)
Held-for-sale impairment charges	804	—	—	804
Provision for credit and insurance losses	14	399	—	413
Pension and OPEB expense/(income)	2,625	—	—	2,625
Equity investment dividends received in excess of (earnings)/losses	233	(30)	—	203
Foreign currency adjustments	(18)	(36)	—	(54)
Net (gain)/loss on changes in investments in affiliates	(36)	7	—	(29)
Stock compensation	220	8	—	228
Provision for deferred income taxes	(1,407)	37	—	(1,370)
Decrease/(Increase) in finance receivables (wholesale and other)	—	1,554	—	1,554
Decrease/(Increase) in intersegment receivables/payables	(193)	193	—	—
Decrease/(Increase) in accounts receivable and other assets	(971)	155	—	(816)
Decrease/(Increase) in inventory	206	—	—	206
Increase/(Decrease) in accounts payable and accrued and other liabilities	5,228	32	—	5,260
Other	157	(116)	—	41
Interest supplements and residual value support to Ford Credit	(4,681)	4,681	—	—
Net cash provided by/(used in) operating activities	$ 6,108	$ 11,531	$ —	$ 17,639
Cash flows from investing activities				
Capital spending	$ (7,580)	$ (52)	$ —	$ (7,632)
Acquisitions of finance receivables and operating leases	—	(55,576)	—	(55,576)
Collections of finance receivables and operating leases	—	50,182	—	50,182
Purchases of marketable and other investments	(11,589)	(5,883)	—	(17,472)
Sales and maturities of marketable and other investments	12,998	3,931	—	16,929
Settlements of derivatives	107	(221)	—	(114)
Other	(34)	(4)	—	(38)
Investing activity (to)/from other segments	2,980	—	(2,980)	—
Net cash provided by/(used in) investing activities	$ (3,118)	$ (7,623)	$ (2,980)	$ (13,721)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (2,389)	$ —	$ —	$ (2,389)
Purchases of common stock	(237)	—	—	(237)
Net changes in short-term debt	(186)	(1,198)	—	(1,384)
Proceeds from issuance of long-term debt	3,082	44,522	—	47,604
Principal payments on long-term debt	(1,832)	(44,665)	—	(46,497)
Other	(110)	(116)	—	(226)
Financing activity to/(from) other segments	—	(2,980)	2,980	—
Net cash provided by/(used in) financing activities	$ (1,672)	$ (4,437)	$ 2,980	$ (3,129)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (5)	$ 50	$ —	$ 45

10

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the Year Ended December 31, 2019					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 143,599	$ 41	$ —	$ 143,640	$ 12,260	$ 155,900
Total costs and expenses	140,736	1,379	3,739	145,854	9,472	155,326
Operating income/(loss)	2,863	(1,338)	(3,739)	(2,214)	2,788	574
Interest expense on Automotive debt	—	—	963	963	—	963
Interest expense on Other debt	—	—	57	57	—	57
Other income/(loss), net	2,074	140	(2,619)	(405)	179	(226)
Equity in net income of affiliated companies	(11)	12	—	1	31	32
Income/(loss) before income taxes	4,926	(1,186)	(7,378)	(3,638)	2,998	(640)
Provision for/(Benefit from) income taxes	444	(284)	(1,654)	(1,494)	770	(724)
Net income/(loss)	4,482	(902)	(5,724)	(2,144)	2,228	84
Less: Income attributable to noncontrolling interests	37	—	—	37	—	37
Net income/(loss) attributable to Ford Motor Company	$ 4,445	$ (902)	$ (5,724)	$ (2,181)	$ 2,228	$ 47

(a) Other includes Corporate Other, Interest on Debt, and Special Items

11

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): December 31, 2019 Company excluding Assets Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 8,437 $ 9,067 $ — $ 17,504 Marketable securities 13,851 3,296 — 17,147 Ford Credit finance receivables, net — 53,651 — 53,651 Trade and other receivables, less allowances 3,618 5,619 — 9,237 Inventories 10,786 — — 10,786 Assets held for sale 685 1,698 — 2,383 Other assets 2,014 1,325 — 3,339 Receivable from other segments 125 2,228 (2,353) — Total current assets 39,516 76,884 (2,353) 114,047 Ford Credit finance receivables, net — 53,703 — 53,703 Net investment in operating leases 1,612 27,618 — 29,230 Net property 36,257 212 — 36,469 Equity in net assets of affiliated companies 2,396 123 — 2,519 Deferred income taxes 13,856 171 (2,164) 11,863 Other assets 8,736 1,970 — 10,706 Receivable from other segments 9 16 (25) — Total assets $ 102,382 $ 160,697 $ (4,542) $ 258,537 Liabilities Payables $ 19,681 $ 992 $ — $ 20,673 Other liabilities and deferred revenue 21,340 1,647 — 22,987 Automotive debt payable within one year 1,445 — — 1,445 Ford Credit debt payable within one year — 52,371 — 52,371 Other debt payable within one year 130 — — 130 Liabilities held for sale 481 45 — 526 Payable to other segments 2,353 — (2,353) — Total current liabilities 45,430 55,055 (2,353) 98,132 Other liabilities and deferred revenue 24,280 1,044 — 25,324 Automotive long-term debt 13,233 — — 13,233 Ford Credit long-term debt — 87,658 — 87,658 Other long-term debt 470 — — 470 Deferred income taxes 61 2,593 (2,164) 490 Payable to other segments 25 — (25) — Total liabilities $ 83,499 $ 146,350 $ (4,542) $ 225,307 12

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their comparable GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year- end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability. Note: Calculated results may not sum due to rounding 13

Net Income Reconciliation To Adjusted EBIT ($M)

	Q4 2018	Q4 2019	FY 2018	FY 2019
Net income / (loss) attributable to Ford (GAAP)	$ (116)	$ (1,672)	$ 3,677	$ 47
Income / (Loss) attributable to noncontrolling interests	4	-	18	37
Net income / (loss)	$ (112)	$ (1,672)	$ 3,695	$ 84
Less: (Provision for) / Benefit from income taxes	(95)	764	(650)	724
Income / (Loss) before income taxes	$ (17)	$ (2,436)	$ 4,345	$ (640)
Less: Special items pre-tax	(1,179)	(2,666)	(1,429)	(5,999)
Income / (Loss) before special items pre-tax	$ 1,162	$ 230	$ 5,774	$ 5,359
Less: Interest on debt	(295)	(255)	(1,228)	(1,020)
Adjusted EBIT (Non-GAAP)	$ 1,457	$ 485	$ 7,002	$ 6,379
Memo:				
Revenue ($B)	$ 41.8	$ 39.7	$ 160.3	$ 155.9
Net income margin (GAAP) (%)	(0.3)%	(4.2)%	2.3%	0.0%
Adjusted EBIT margin (Non-GAAP) (%)	3.5%	1.2%	4.4%	4.1%

Earnings Per Share Reconciliation To Adjusted Earnings Per Share

	Q4 2018	Q4 2019	FY 2018	FY 2019
Diluted After-Tax Results ($M)				
Diluted after-tax results (GAAP)	$ (116)	$ (1,672)	$ 3,677	$ 47
Less: Impact of pre-tax and tax special items	(1,320)	(2,171)	(1,517)	(4,676)
Less: Noncontrolling interests impact of Russia restructuring	-	-	-	(35)
Adjusted net income - diluted (Non-GAAP)	$ 1,204	$ 499	$ 5,194	$ 4,758
Basic and Diluted Shares (M)				
Basic shares (average shares outstanding)	3,970	3,960	3,974	3,972
Net dilutive options, unvested restricted stock units and restricted stock	27	39	24	32
Diluted shares	3,997	3,999	3,998	4,004
Earnings per share - diluted (GAAP)	$ (0.03)	$ (0.42)	$ 0.92	$ 0.01
Less: Net impact of adjustments	(0.33)	(0.54)	(0.38)	(1.18)
Adjusted earnings per share - diluted (Non-GAAP)	$ 0.30	$ 0.12	$ 1.30	$ 1.19

14

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2019 Q4	2019 FY	Memo: FY 2018
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ (2,436)	$ (640)	$ 4,345
Less: Impact of special items	(2,666)	(5,999)	(1,429)
Adjusted earnings before taxes (Non-GAAP)	$ 230	$ 5,359	$ 5,774
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ 764	$ 724	$ (650)
Less: Impact of special items	495	1,323	(88)
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ 269	$ (599)	$ (562)
Tax Rate (%)			
Effective tax rate (GAAP)	31.4%	113.1%	15.0%
Adjusted effective tax rate (Non-GAAP)	(117.1)%	11.2%	9.7%

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2018	FY 2019
Net cash provided by / (used in) operating activities (GAAP)	$ 4,972	$ 5,179	$ 1,357	$ 3,544	$ 6,463	$ 4,732	$ 2,900	$15,022	$17,639
Less: Items Not Included in Company Adjusted Free Cash Flows									
Ford Credit operating cash flows	5,907	3,811	(1,232)	1,118	5,267	4,523	623	8,171	11,531
Funded pension contributions	(72)	(123)	(153)	(294)	(106)	(211)	(119)	(437)	(730)
Global Redesign (including separations)	(18)	(45)	(117)	(136)	(222)	(334)	(219)	(196)	(911)
Other, net	(112)	163	(21)	(22)	175	(124)	361	83	390
Add: Items Included in Company Adjusted Free Cash Flows									
Automotive and Mobility capital spending	(1,898)	(1,968)	(2,102)	(1,620)	(1,911)	(1,787)	(2,262)	(7,737)	(7,580)
Ford Credit distributions	450	600	660	675	650	1,100	475	2,723	2,900
Settlement of derivatives	114	109	70	(26)	86	16	31	132	107
Pivotal conversion to a marketable security	263	-	-	-	-	-	-	263	-
Company Adjusted Free Cash Flow (Non-GAAP)	$ (1,804)	$ 115	$ 1,507	$ 1,907	$ 174	$ 207	$ 498	$ 2,781	$ 2,785
Cash Conversion Calculation									
Company Adj. Free Cash Flow (Non-GAAP) (sum of Trailing Four Qtrs)	$ 2,089	$ 3,519	$ 2,781	$ 1,725	$ 3,703	$ 3,795	$ 2,785		
Adj. EBIT (Non-GAAP) (sum of Trailing Four Qtrs)	$ 8,190	$ 7,573	$ 7,002	$ 7,263	$ 7,226	$ 7,351	$ 6,379		
Adj. free cash conversion (Non-GAAP) (Trailing Four Qtrs)*	26%	46%	40%	24%	51%	52%	44%		
Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford (Trailing Four Qtrs)	241%	266%	409%	488%	763%	1,004%	37,530%		

* Most comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford

15

Adjusted ROIC Four Quarters Four Quarters Ended Q4 2018 Ended Q4 2019 ($B) ($B) Adjusted Net Operating Profit After Cash Tax Net income attributable to Ford $ 3.7 $ 0.0 Add: Noncontrolling interest 0.0 0.0 Less: Income tax (0.7) 0.7 Add: Cash tax (0.8) (0.6) Less: Interest on debt (1.2) (1.0) Less: Total pension/OPEB income/(cost) (0.4) (2.6) Add: Pension/OPEB service costs (1.2) (1.0) Net operating profit after cash tax $ 4.0 $ 1.4 Less: Special items (excl. pension/OPEB) pre-tax (0.6) (3.5) Adj. net operating profit after cash tax $ 4.6 $ 4.8 Invested Capital Equity $ 36.0 $ 33.2 Redeemable noncontrolling interest 0.1 - Debt (excl. Ford Credit) 14.1 15.3 Net pension and OPEB liability 11.9 12.9 Invested capital (end of period) $ 62.1 $ 61.4 Average invested capital $ 64.0 $ 61.7 ROIC* 6.2% 2.2% Adjusted ROIC (Non-GAAP)** 7.1% 7.8% * Calculated as the sum of net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters ** Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters 16

Special Items ($B)

	Q4 2018	Q4 2019	FY 2018	FY 2019
<u>Global Redesign</u>				
Europe excl. Russia	$ (0.2)	$ (0.2)	$ (0.3)	$ (1.2)
India	-	(0.0)	-	(0.8)
South America	(0.0)	(0.1)	(0.1)	(0.6)
Russia	-	(0.0)	-	(0.4)
China	-	(0.1)	-	(0.1)
Separations and Other (not included above)	(0.0)	(0.0)	(0.2)	(0.1)
Subtotal Global Redesign	$ (0.3)	$ (0.4)	$ (0.5)	$ (3.2)
<u>Other Items</u>				
Focus cancellation	$ -	$ -	$ (0.0)	$ (0.1)
Other, incl. Transit Connect customs ruling and Chariot	(0.0)	(0.0)	(0.0)	(0.2)
Subtotal Other Items	$ (0.0)	$ (0.0)	$ (0.1)	$ (0.3)
<u>Pension and OPEB Gain / (Loss)</u>				
Pension and OPEB remeasurement	$ (0.9)	$ (2.2)	$ (0.9)	$ (2.5)
Pension curtailment	-	(0.0)	0.0	(0.0)
Subtotal Pension and OPEB Gain / (Loss)	$ (0.9)	$ (2.3)	$ (0.8)	$ (2.5)
Total EBIT Special Items	$ (1.2)	$ (2.7)	$ (1.4)	$ (6.0)
Cash effect of Global Redesign (incl. separations)	$ (0.1)	$ (0.2)	$ (0.2)	$ (0.9)

17

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT (in millions) For the Years Ended December 31, 2017 2018 2019 (unaudited) Financing revenue Operating leases $ 5,552 $ 5,795 $ 5,899 Retail financing 3,451 3,891 3,958 Dealer financing 1,903 2,207 2,265 Other financing 70 84 96 Total financing revenue 10,976 11,977 12,218 Depreciation on vehicles subject to operating leases (4,254) (3,973) (3,635) Interest expense (3,175) (3,930) (4,389) Net financing margin 3,547 4,074 4,194 Other revenue Insurance premiums earned 158 167 182 Fee based revenue and other 243 238 223 Total financing margin and other revenue 3,948 4,479 4,599 Expenses Operating expenses 1,295 1,429 1,416 Provision for credit losses 469 426 296 Insurance expenses 124 77 103 Total expenses 1,888 1,932 1,815 Other income, net 250 80 214 Income before income taxes 2,310 2,627 2,998 Provision for / (Benefit from) income taxes (697) 403 770 Net income $ 3,007 $ 2,224 $ 2,228 18

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, December 31, 2018 2019 (unaudited) ASSETS Cash and cash equivalents $ 9,607 $ 9,067 Marketable securities 1,308 3,296 Finance receivables, net Retail installment contracts, dealer financing, and other financing 110,388 106,131 Finance leases 8,426 8,186 Total finance receivables, net 118,814 114,317 Net investment in operating leases 27,449 27,659 Notes and accounts receivable from affiliated companies 905 863 Derivative financial instruments 670 1,128 Held-for-sale assets — 1,698 Other assets 3,456 3,398 Total assets $ 162,209 $ 161,426 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,097 $ 1,002 Affiliated companies 426 421 Total accounts payable 1,523 1,423 Debt 140,146 140,029 Deferred income taxes 2,595 2,593 Derivative financial instruments 663 356 Held-for-sale liabilities — 45 Other liabilities and deferred revenue 2,307 2,633 Total liabilities 147,234 147,079 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (829) (785) Retained earnings 10,577 9,905 Total shareholder’s interest 14,975 14,347 Total liabilities and shareholder’s interest $ 162,209 $ 161,426 19

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the Years Ended December 31, 2017 2018 2019 (unaudited) Cash flows from operating activities Net income $ 3,007 $ 2,224 $ 2,228 Adjustments to reconcile net income to net cash provided by operations Provision for credit losses 469 426 296 Depreciation and amortization 5,047 4,841 4,427 Amortization of upfront interest supplements (1,686) (2,041) (2,147) Net change in finance receivables held-for-sale — — (78) Net change in wholesale receivables held-for-sale — — (222) Net change in deferred income taxes (923) 259 37 Net change in other assets (606) (276) 132 Net change in other liabilities 480 115 137 All other operating activities (123) 155 103 Net cash provided by / (used in) operating activities 5,665 5,703 4,913 Cash flows from investing activities Purchases of finance receivables (43,232) (44,384) (38,881) Principal collections of finance receivables 37,277 42,553 42,011 Purchases of operating lease vehicles (12,780) (14,306) (12,990) Proceeds from termination of operating lease vehicles 8,538 9,223 9,332 Net change in wholesale receivables and other short-duration receivables (874) (2,661) 1,752 Purchases of marketable securities (5,899) (3,632) (5,883) Proceeds from sales and maturities of marketable securities 6,316 5,171 3,931 Settlements of derivatives (117) 226 (221) All other investing activities (30) 102 (56) Net cash provided by / (used in) investing activities (10,801) (7,708) (1,005) Cash flows from financing activities Proceeds from issuances of long-term debt 44,994 49,954 44,522 Principal payments on long-term debt (39,372) (42,530) (44,665) Change in short-term debt, net 1,195 (2,263) (1,278) Cash distributions to parent (406) (2,723) (2,900) All other financing activities (105) (151) (116) Net cash provided by / (used in) financing activities 6,306 2,287 (4,437) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 327 (217) 50 Net increase / (decrease) in cash, cash equivalents, and restricted cash $ 1,497 $ 65 $ (479) Cash, cash equivalents and restricted cash at beginning of period $ 8,185 $ 9,682 $ 9,747 Net increase / (decrease) in cash, cash equivalents and restricted cash 1,497 65 (479) Cash, cash equivalents and restricted cash at end of period $ 9,682 $ 9,747 $ 9,268 20